EXHIBIT 21.1

HSN, Inc. Subsidiaries

Name	Jurisdiction of Organization

AST Sub, Inc.	DE

Ballard Designs, Inc.	GA

Cinmar, LLC	DE

Contract Décor, Inc.	DE

Cornerstone Brands, Inc.	DE

Cornerstone Consolidated Services Group, Inc.	DE

Cornerstone Services, Inc.	DE

Exception Management Services LLC	DE

Frontgate Marketing, Inc.	DE

Garnet Hill, Inc.	NH

H.O.T. Networks Holdings (Delaware) LLC	DE

Home Shopping Network En Espanol, L.P.	DE

Home Shopping Network En Espanol, L.L.C.	DE

HSN Catalog Services, Inc.	DE

HSN Fulfillment LLC	DE

HSN Improvements LLC	DE

HSN Interactive LLC	DE

HSNi, LLC	DE

HSN of Nevada LLC	DE

HSN Realty LLC	DE

Ingenious Designs LLC	DE

NLG Merger Corp.	DE

Smith & Noble, LLC	DE

The Cornertone Brands Group, Inc.	DE

The Cornerstone Holdings Group, Inc.	DE

The Territory Ahead, Inc.	DE

TravelSmith Outfitters, Inc.	CA

United Independent, Inc.	DE

Ventana Television Holdings, Inc.	DE

Ventana Television, Inc.	DE

H.O.T. Home Order Television Belgium S.A.	Belgium

Home Shopping Espanol (Mexico) S. De. R.L. De. CV	Mexico

Home Shopping Espanol Servicios (Mexico) S. De. R.L. De. CV	Mexico